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                                                                    EXHIBIT 23.5

                          CONSENT OF ERNST & YOUNG LLP
  RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF ALLEGIANT BANCORP, INC.


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-112617) and related Proxy Statement/Prospectus of National City Corporation for the registration of its common shares to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of November 19, 2003, between National City Corporation and Allegiant Bancorp, Inc., and to the incorporation by reference therein of our Report on Consolidated Financial Statements of Allegiant Bancorp, Inc. dated January 21, 2004 with respect to the Consolidated Financial Statements of Allegiant Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

St. Louis, Missouri

February 16, 2004